New Issue Marketing Materials

$ [268,392,000]

J.P. Morgan Alternative Loan Trust, 2006-A6 Pool 2 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Wells Fargo Bank, N.A.

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

Bond Summary

$[268,392,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A6(1)

Class	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call (3)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
2-A-1	55,200,000	[ ]	3.17	1 - 80	[14.05]	[9.00]	Aaa / AAA
2-A-2	72,450,000	[ ]	1.00	1 - 23	[14.05]	[9.00]	Aaa / AAA
2-A-3	21,354,000	[ ]	2.20	23 - 31	[14.05]	[9.00]	Aaa / AAA
2-A-4	23,872,000	[ ]	3.10	31 - 46	[14.05]	[9.00]	Aaa / AAA
2-A-5	20,606,000	[ ]	5.00	46 - 81	[14.05]	[9.00]	Aaa / AAA
2-A-6	21,327,000	[ ]	6.88	81 - 83	[14.05]	[9.00]	Aaa / AAA
2-A-7	17,734,000	[ ]	6.14	37 - 83	[14.05]	[9.00]	Aaa / AAA
2-A-8	25,838,000	[ ]	3.13	1 - 83	[4.50]	[9.00]	Aaa / AAA
2-M-1	4,735,000	[ ]	5.13	37 - 83	[2.75]	[5.50]	Aa2 / AA
2-M-2	2,570,000	[6.35]	5.12	37 - 83	[1.80]	[3.60]	A2 / A
2-B-1	1,353,000	[6.35]	5.01	37 - 82	[1.30]	[2.60]	Baa2 / BBB
2-B-2	1,353,000	[6.35]	4.48	37 - 72	[0.80]	[1.60]	Baa3 / BBB-
	Non-Offered Certificates
2-CE	2,164,370.18	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A6  that relate to a pool of mortgage loans that will be designated as “Pool 2.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A6 are described in this preliminary term sheet.

(2)

The coupon on all classes of certificates will be fixed (subject to a cap equal to the weighted average of the net interest rates on the mortgage loans). Coupons will be set at pricing to achieve par prices on each of the Certificates, subject to a maximum coupon rate of [6.35]%. On or after the Distribution Date in November 2013, the coupon on the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Pool 2 Mezzanine, and Pool 2 Subordinate Certificates will equal the Net WAC Rate minus 0.25%.

(3)

Weighted average life calculated at the pricing speed assuming that the optional call is exercised at the earliest possible date.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the overcollateralization amount. The Senior Certificates, other than the Class 2-A-8 Certificates, benefit from additional credit support from the Class 2-A-8 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 2 Senior Certificates

·

Interest will accrue on the Class 2-A-2 Certificates at a fixed rate, subject to a cap equal to the Pool 2 Net WAC Rate, on a 30/360 basis with 0 days delay.  On or after the distribution date in November 2013 the interest rate will be equal to the Pool 2 Net WAC Rate minus 0.25%.

·

Interest will accrue on the Class 2-A-1, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8 Certificates at a fixed rate, subject to the Pool 2 Net WAC Rate on a 30/360 basis with 24 days delay.  On or after the distribution date in November 2013 the interest rate on the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8 Certificates will be equal to the Pool 2 Net WAC Rate minus 0.25%.

·

The Pool 2 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 2 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Senior Certificates, other than the Class 2-A-8 Certificates (the “Super Senior Certificates”) will be allocated to the Class 2-A-8 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class 2-M-1 and Class 2-M-2 Certificates (the “Pool 2 Mezzanine Certificates”) will have a higher priority than the Class 2-B-1 and Class 2-B-2 Certificates (the “Pool 2 Subordinate Certificates”).  Among the Pool 2 Mezzanine Certificates, the Class 2-M-2 Certificates will be subordinate to the Class 2-M-1 Certificates. Among the Pool 2 Subordinate Certificates, the Class 2-B-2 Certificates will be subordinate to the Class 2-B-1 Certificates.

·

Interest will accrue on the Pool 2 Mezzanine and Pool 2 Subordinate Certificates at a fixed rate, subject to a cap equal to the Pool 2 Net WAC Rate, on a 30/360 basis with 24 days delay.  On or after the distribution date in November 2013 the interest rate will be equal to the Pool 2 Net WAC Rate minus 0.25%.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Mezzanine and Pool 2 Subordinate Certificates will receive principal only in the event that the Pool 2 Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 2 Mezzanine and Pool 2 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [0.80]% of the Cut-off Date balance of the pool 2 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [1.60]% of the then current balance of  the pool 2 mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the pool 2 mortgage loans.

Pool 2 Senior Certificates(1) [14.05]% C/E Super Senior [4.50]% C/E Senior Support
Class 2-M-1 [2.75]% C/E
Class 2-M-2 [1.80]% C/E
Class 2-B-1 [1.30]% C/E
Class 2-B-2 [0.80]% C/E

Overcollateralization

Initial O/C Amount: [0.80] % of the Cut-off Date balance of the mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, [1.60] % of the current mortgage loan balance, subject to a floor of [0.50] % of the mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 2 Senior Certificates share preferential right to receive interest over the Pool 2 Mezzanine and Pool 2 Subordinate Certificates

Loss Allocation

Any realized losses will the allocated in the following order, a) any excess interest that may be payable to the Class CE Certificates, b) to the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, c) to reduce the O/C amount, d) to the Pool 2 Mezzanine and Pool 2  Subordinate Certificates in reverse order of seniority and d) to the Class 2-A-8 Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 2 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the pool 2 mortgage loans as of the last day of the prior calendar month, is greater than [ 40.00 ]% of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 2 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
November 2008 – October 2009	[ 0.15]%*
November 2009 – October 2010	[ 0.40 ]%*
November 2010 – October 2011	[ 0.70]%*
November 2011 – October 2012	[ 1.00 ]%*
November 2012 and thereafter	[ 1.20 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 2 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Pool 2 Senior Certificates, the related Interest Distribution Amount;

2.

To the Pool 2 Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class 2-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class 2-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 2-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 2-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 2 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 2 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 2 Senior Certificates, the Pool 2 Mezzanine Certificates and the Pool 2 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

1. On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.         To the  Pool 2 Senior Certificates, concurrently as follows:

i.          approximately [90.0000387025]% sequentially as follows:

A.       To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7, an amount up to $1,000 on each Distribution Date, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until the Class Principal Amount thereof has been reduced to zero;

B.        To the Class 2-A-1 Certificates as follows:

I.          An amount up to $[800,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[9,600,000];

II.        On or after the distribution date in November 2007, an amount up to $[760,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[9,120,000];

III.      On or after the distribution date in November 2008, an amount up to $[720,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $ [8,640,000];

IV.      On or after the distribution date in November 2009, an amount up to $[680,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[8,160,000];

V.        On or after the distribution date in November 2010, an amount up to $[640,000], on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[7,680,000]

VI.       On or after the distribution date in November 2011, an amount up to $[600,000] on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $[12,000,000];

C.        To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7 Certificates, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until the Class Principal Amount thereof has been reduced to zero;

D.       to the Class 2-A-1 Certificates, until retired;

ii.         approximately [9.9999612975]% to the Class 2-A-8 Certificates until retired;

b.        To the Class 2-M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

c.        To the Class 2-M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

d.        To the Class 2-B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

e.        To the Class 2-B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

2. On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 2  Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.         To the Pool 2 Senior Certificates, the Pool 2 Senior Principal Distribution Amount, concurrently as follows:

i.          approximately [90.0000387025 ]% sequentially as follows:

A.       To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7 Certificates, an amount up to $1,000 on each Distribution Date, in the following order of priority;

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until retired;

B.        To the Class 2-A-1 Certificates in the same manner as described in clause (1)(a)(i)(B)(I) through (1)(a)(i)(B)(VI) above;

C.        To the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7 Certificates, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until retired;

D.       to the Class 2-A-1 Certificates until retired;

ii.         approximately [9.9999612975]% to the Class 2-A-8 Certificates until retired

b.        To the Class 2-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

c.         To the Class 2-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

d.        To the Class 2-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

e.         To the Class 2-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 2 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 2 Principal Distribution Amount in accordance with the priorities described above;

2.

To the Pool 2 Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3.

To the Class 2-M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class 2-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class 2-M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class 2-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class 2-B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class 2-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class 2-B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class 2-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

concurrently, to the holders of the  Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12.

To the Class 2-M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 2-M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14.

To the Class 2-B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15.

To the Class 2-B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16.

To the Pool 2 Senior Certificates, pro-rata based on need, any Net WAC Shortfall Carryover Amounts, as applicable, for such Certificates for such Distribution Date;

17.

To the Pool 2 Mezzanine and Pool 2 Subordinate Certificates, in the order of seniority, any Net WAC Shortfall Carryover Amounts for such Certificates for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

19.

To the Class 2-CE Certificates.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-A6
Pool 2 Offered Certificates

Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-M-1, Class 2-M-2, Class 2-B-1, and Class 2-B-2 Certificates are the “Pool 2 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

	Pool 2 Senior Certificates or Pool 2 Class A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8
	Pool 2 Mezzanine Certificates:	Class 2-M-1 and Class 2-M-2.
	Pool 2 Subordinate Certificates :	Class 2-B-1 and Class 2-B-2.
	NAS Certificates:	Class 2-A-7
Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	U.S. Bank National Association
Master Servicer	Wells Fargo Bank, N.A. (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, Countrywide Home Loans Servicing LP, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Cut-off Date	October 1, 2006.
Settlement Date	On or about October 31, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the pool 2 mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed (PPC)

100% “PPC” assumes, for each mortgage loan in a mortgage pool, a per annum rate of prepayment of 10.0 CPB% of the then outstanding principal balance such mortgage loan in the first month of the life of such mortgage loan, following which the annual prepayment rate increases by 15%/11 each month until the 12th month of the life of such mortgage loan, and remains constant at 25% CPB per annum in the 12th month of the life of such mortgage loan and in each month thereafter.

Summary of Terms

Accrual Period

For Distribution Date and each class of Pool 2 Offered Certificates, other than the Class 2-A-2 Certificates, the calendar month preceding the month in which the distribution occurs.  For each Distribution Date, and the Class 2-A-2 Certificates, the period from and including the 25th day of the month immediately preceding such Distribution Date (or in the case of the first Distribution Date, October 31, 2006) to and including the 24th day of the month of such Distribution Date.

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Class 2-A-7 Priority Amount

With respect to the Class 2-A-7 Certificates and any Distribution Date and clause 1.a.i.A.I or 2.a.i.A.I in "Distributions of Principal", the product of (a) the Class 2-A-7 Priority Percentage, (b) the Class 2-A-7 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the lesser of (1) the Pool 2 Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 1.a.i.A in "Distributions of Principal" and (2) $1,000, or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the lesser of (1) the Pool 2 Senior Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 2.a.i.A  in "Distributions of Principal" and (2) $1,000.

With respect to the Class 2-A-7 Certificates and any Distribution Date and clause 1.a.i.C.I or 2.a.i.C.I in "Distributions of Principal", the product of (a) the Class 2-A-7 Priority Percentage, (b) the Class 2-A-7 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 1.a.i.C in "Description of the Certificates—Distributions of Principal", or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 2 Senior Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 2.a.i.C in "Distributions of Principal".

Class 2-A-7 Priority Percentage

With respect to any Distribution Date, the aggregate Class Principal Amount of the Class 2-A-7 Certificates divided by the aggregate Class Principal Amount of the

Senior Certificates, other than the Class 2-A-1, Class 2-A-2 and Class 2-A-8 Certificates,

in each case immediately prior to any distributions on that Distribution Date.

Class 2-A-7 Shift Percentage

Distribution Date

NAS Shift (1) (%)

November  2006 – October 2009

0

November 2009 – October 2011

45

November 2011 – October 2012

80

November 2012 – October 2013

100

November 2013 and thereafter

300

(1) Percentage of pro rata principal distribution amount due to the NAS Certificates.

Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in November 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Fixed Rate Certificates	The Pool 2 Senior Certificates, the Pool 2 Mezzanine Certificates, and the Pool 2 Subordinate Certificates.
Fixed Rate	For any Class of Fixed Rate Certificates, the related Initial Coupon Rate as set forth on the table on page 2.
Interest Distribution Amount

With respect to each class of Pool 2 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 2 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included of the Issuing Entity as of the Closing Date.
Net Interest Shortfalls	With respect to any Distribution Date and Pool 2, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 2 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 2 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Pool 2 Senior Certificates and (C) the Pool 2 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 2 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Shortfall Carryover Amount

With respect to any Class of Fixed Rate Certificates and any Distribution Date, an amount equal to the sum of (i) in the case of (a) the Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Pool 2 Mezzanine, and Pool 2 Subordinate Certificates, for any Distribution Date on or after November 2013, zero, or (b) any other case, the excess of (x) the amount of interest such class of Fixed Rate Certificates would have accrued on such Distribution Date had its certificate rate been equal to the Fixed Rate for such Class of Certificates, over (y) the amount of interest such class of certificates actually accrued for such Distribution Date at the Pool 2 Net WAC Rate and (ii) the unpaid portion of any related Net WAC Shortfall Carryover Amounts from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Fixed Rate for such class of Fixed Rated Certificates for the related Accrual Period.

Overcollateralization Amount

For any Distribution Date with respect to Pool 2, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 2 Certificates (other than the Class 2-CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 2 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [0.80 ] % of the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date, or approximately [2,164,370.18].

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 2 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the  Pool 2 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [0.80 ]% of the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [1.60]% of the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 2 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 2 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the pool 2 mortgage loans and compensating interest paid by the Servicer or Master Servicer with respect to the mortgage loans.

Pool 2 Mezzanine Certificates	Class 2-M-1 and Class 2-M-2.
Pool 2 Net WAC Rate

For any Distribution Date, the weighted average of the net mortgage rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Pool 2 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 2 Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 2 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the  Pool 2 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a  Pool 2 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 2 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 2 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 2 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the  Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value.

Pool 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8
Pool 2 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the  Pool 2 Mezzanine and  Pool 2 Subordinate Certificates (after giving effect to the distribution of the Pool 2 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the last day of the related Due Period.

Pool 2 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 2 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [91.00]% and (2) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans minus the Overcollateralization Floor.

Pool 2 Subordinate Certificates	Class 2-B-1 and Class 2-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 2 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring November 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [9.00] % (as calculated prior to the distribution of Pool 2 Principal Distribution Amount on the Pool 2 Mezzanine and Pool 2 Subordinate Certificates).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all  Mortgage Loans are received on the first day of each month beginning November 1, 2006, (ii) any principal prepayments on the  Mortgage Loans are received on the last day of each month beginning in October 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the  Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is October [31], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 6-Month LIBOR is constant at [5.402 ]%, (xi) 1 Year LIBOR is constant at [5.389 ]% (xii) 1-Month LIBOR is constant at [5.320] and (xiii) 1 Year CMT is constant at [5.031]%.

Subordinate Class Principal Distribution Amount

With respect to any class of  Pool 2 Subordinate Certificates or  Pool 2 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Pool 2 Senior Certificates (after taking into account the payment of the Pool 2 Senior Principal Distribution Amount on such Distribution Date), (2) the aggregate class principal amount of all classes of Pool 2 Mezzanine Certificates or Pool 2 Subordinate Certificates senior in right of payment to such class (after taking into account the payment of the related Subordinate Class Principal Distribution Amount of each of such classes), and (3) the related Subordinate Class Principal Distribution Amount immediately prior to such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Pool 2 Senior, Pool 2 Mezzanine or Pool 2 Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	25%	50%	100%	125%	150%	200%
Class 2-A-1
WAL (yrs)	3.17	3.17	3.17	3.17	3.04	2.55
Principal Window (months)	1 - 80	1 - 80	1 - 80	1 - 77	1 - 62	1 - 44
Class 2-A-2
WAL (yrs)	5.45	2.40	1.00	0.80	0.67	0.51
Principal Window (months)	1 - 83	1 - 63	1 - 23	1 - 18	1 - 14	1 - 11
Class 2-A-3
WAL (yrs)	6.90	6.39	2.20	1.68	1.36	1.01
Principal Window (months)	83 - 83	63 - 82	23 - 31	18 - 23	14 - 19	11 - 14
Class 2-A-4
WAL (yrs)	6.90	6.88	3.10	2.24	1.78	1.27
Principal Window (months)	83 - 83	82 - 83	31 - 46	23 - 31	19 - 25	14 - 17
Class 2-A-5
WAL (yrs)	7.13	6.91	5.00	3.09	2.32	1.59
Principal Window (months)	83 - 113	83 - 84	46 - 81	31 - 46	25 - 32	17 - 21
Class 2-A-6
WAL (yrs)	9.65	6.99	6.88	5.38	3.32	2.00
Principal Window (months)	113 - 116	84 - 84	81 - 83	46 - 77	32 - 59	21 - 27
Class 2-A-7
WAL (yrs)	7.14	6.54	6.14	5.68	4.76	2.56
Principal Window (months)	37 - 116	37 - 84	37 - 83	38 - 77	39 - 62	27 - 35
Class 2-A-8
WAL (yrs)	5.85	4.54	3.13	2.59	2.11	1.51
Principal Window (months)	1 - 116	1 - 84	1 - 83	1 - 77	1 - 62	1 - 44
Class 2-M-1
WAL (yrs)	7.53	6.75	5.13	4.42	3.83	3.39
Principal Window (months)	83 - 116	65 - 84	37 - 83	37 - 77	38 - 62	39 - 44
Class 2-M-2
WAL (yrs)	7.27	6.75	5.12	4.34	3.76	3.26
Principal Window (months)	83 - 116	65 - 84	37 - 83	37 - 77	37 - 62	38 - 44
Class 2-B-1
WAL (yrs)	6.93	6.73	5.01	4.07	3.53	3.14
Principal Window (months)	83 - 84	65 - 83	37 - 82	37 - 67	37 - 54	37 - 38
Class 2-B-2
WAL (yrs)	6.90	6.73	4.48	3.65	3.21	3.07
Principal Window (months)	83 - 83	65 - 83	37 - 72	37 - 56	37 - 46	37 - 37

(1) Based on the Structuring Assumptions assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	25%	50%	100%	125%	150%	200%
Class 2-A-1
WAL (yrs)	3.17	3.17	3.17	3.18	3.19	3.03
Principal Window (months)	1 - 80	1 - 80	1 - 80	1 - 80	1 - 81	1 - 83
Class 2-A-2
WAL (yrs)	5.45	2.40	1.00	0.80	0.67	0.51
Principal Window (months)	1 - 83	1 - 63	1 - 23	1 - 18	1 - 14	1 - 11
Class 2-A-3
WAL (yrs)	6.90	6.39	2.20	1.68	1.36	1.01
Principal Window (months)	83 - 83	63 - 82	23 - 31	18 - 23	14 - 19	11 - 14
Class 2-A-4
WAL (yrs)	6.90	6.88	3.10	2.24	1.78	1.27
Principal Window (months)	83 - 83	82 - 83	31 - 46	23 - 31	19 - 25	14 - 17
Class 2-A-5
WAL (yrs)	7.13	6.91	5.00	3.09	2.32	1.59
Principal Window (months)	83 - 113	83 - 84	46 - 81	31 - 46	25 - 32	17 - 21
Class 2-A-6
WAL (yrs)	9.87	8.69	7.28	5.69	3.32	2.00
Principal Window (months)	113 - 120	84 - 120	81 - 119	46 - 117	32 - 59	21 - 27
Class 2-A-7
WAL (yrs)	7.15	6.79	6.24	6.03	5.79	2.56
Principal Window (months)	37 - 119	37 - 119	37 - 118	38 - 115	39 - 97	27 - 35
Class 2-A-8
WAL (yrs)	5.87	4.72	3.17	2.64	2.23	1.62
Principal Window (months)	1 - 120	1 - 120	1 - 119	1 - 117	1 - 97	1 - 83
Class 2-M-1
WAL (yrs)	7.57	6.88	5.13	4.49	3.96	3.47
Principal Window (months)	83 - 119	65 - 114	37 - 83	37 - 83	38 - 77	39 - 54
Class 2-M-2
WAL (yrs)	7.27	6.75	5.12	4.34	3.76	3.26
Principal Window (months)	83 - 118	65 - 84	37 - 83	37 - 80	37 - 65	38 - 45
Class 2-B-1
WAL (yrs)	6.93	6.73	5.01	4.07	3.53	3.14
Principal Window (months)	83 - 84	65 - 83	37 - 82	37 - 67	37 - 54	37 - 38
Class 2-B-2
WAL (yrs)	6.90	6.73	4.48	3.65	3.21	3.07
Principal Window (months)	83 - 83	65 - 83	37 - 72	37 - 56	37 - 46	37 - 37

(1)

Based on the Structuring Assumptions.

Excess Interest (1) (2)

Distribution Date	Excess Interset
25-Oct-06	1.15%
25-Nov-06	0.90%
25-Dec-06	0.90%
25-Jan-07	0.90%
25-Feb-07	0.90%
25-Mar-07	0.90%
25-Apr-07	0.89%
25-May-07	0.89%
25-Jun-07	0.89%
25-Jul-07	0.88%
25-Aug-07	0.88%
25-Sep-07	0.88%
25-Oct-07	0.87%
25-Nov-07	0.87%
25-Dec-07	0.86%
25-Jan-08	0.86%
25-Feb-08	0.85%
25-Mar-08	0.85%
25-Apr-08	0.84%
25-May-08	0.84%
25-Jun-08	0.83%
25-Jul-08	0.83%
25-Aug-08	0.82%
25-Sep-08	0.82%
25-Oct-08	0.82%
25-Nov-08	0.82%
25-Dec-08	0.82%
25-Jan-09	0.82%
25-Feb-09	0.83%
25-Mar-09	0.83%
25-Apr-09	0.83%
25-May-09	0.83%
25-Jun-09	0.83%
25-Jul-09	0.83%
25-Aug-09	0.83%
25-Sep-09	0.84%
25-Oct-09	0.84%
25-Nov-09	0.83%
25-Dec-09	0.83%
25-Jan-10	0.83%
25-Feb-10	0.83%
25-Mar-10	0.83%
25-Apr-10	0.83%
25-May-10	0.83%
25-Jun-10	0.83%
25-Jul-10	0.82%
25-Aug-10	0.82%
25-Sep-10	0.82%
25-Oct-10	0.82%
25-Nov-10	0.82%
25-Dec-10	0.82%
25-Jan-11	0.82%
25-Feb-11	0.83%
25-Mar-11	0.83%
25-Apr-11	0.83%
25-May-11	0.83%
25-Jun-11	0.83%
25-Jul-11	0.84%
25-Aug-11	0.84%
25-Sep-11	0.84%
25-Oct-11	0.84%
25-Nov-11	0.85%
25-Dec-11	0.85%
25-Jan-12	0.85%
25-Feb-12	0.85%
25-Mar-12	0.85%
25-Apr-12	0.86%
25-May-12	0.86%
25-Jun-12	0.86%
25-Jul-12	0.86%
25-Aug-12	0.86%
25-Sep-12	0.86%
25-Oct-12	0.86%
25-Nov-12	0.87%
25-Dec-12	0.87%
25-Jan-13	0.87%
25-Feb-13	0.87%
25-Mar-13	0.87%
25-Apr-13	0.87%
25-May-13	0.87%
25-Jun-13	0.89%
25-Jul-13	0.92%
25-Aug-13	0.98%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 2 Mortgage Loans prepay at a speed of 100% PPC.

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the aggregate principal balance of the  Certificates prior to any distributions of principal on such Distribution Date.

Total Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance-Pool 2

Original Principal Balance ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	21	$1,533,060.39	0.54%	7.104156	740.3	71.11	71.11	2.250	12.104	85
100,000.01 - 200,000.00	89	13,968,867.97	4.90	7.035113	724.0	76.66	77.47	2.250	12.035	87
200,000.01 - 300,000.00	104	26,428,140.49	9.28	7.078013	725.7	78.31	79.04	2.250	12.089	90
300,000.01 - 400,000.00	64	22,448,426.84	7.88	7.018385	724.7	76.94	77.84	2.242	12.018	95
400,000.01 - 500,000.00	98	44,902,001.82	15.77	6.856626	738.5	74.23	74.35	2.250	11.857	89
500,000.01 - 600,000.00	87	47,389,981.46	16.64	6.828420	729.1	73.50	73.83	2.250	11.828	90
600,000.01 - 700,000.00	51	32,923,351.62	11.56	6.813850	740.1	72.54	74.45	2.250	11.814	88
700,000.01 - 800,000.00	23	17,136,678.84	6.02	6.781610	737.6	69.03	70.33	2.239	11.782	89
800,000.01 - 900,000.00	15	12,780,156.98	4.49	6.894048	732.5	70.52	72.09	2.283	11.894	90
900,000.01 - 1,000,000.00	19	18,551,327.31	6.51	6.791563	743.4	61.08	61.61	2.250	11.792	91
1,000,000.01 - 1,100,000.00	9	9,715,903.71	3.41	6.944578	699.8	66.44	66.44	2.250	11.945	87
1,100,000.01 - 1,200,000.00	3	3,468,500.00	1.22	6.616351	698.6	59.84	59.84	2.334	11.616	83
1,200,000.01 - 1,300,000.00	2	2,576,764.78	0.90	6.602567	764.0	47.93	47.93	2.250	11.603	81
1,300,000.01 - 1,400,000.00	3	4,129,433.57	1.45	6.989742	740.2	71.61	80.47	2.250	11.990	94
1,400,000.01 - 1,500,000.00	2	2,960,310.46	1.04	7.068366	772.8	66.20	66.20	2.500	12.068	101
1,500,000.01 - 2,000,000.00	9	15,883,313.70	5.58	6.895113	735.3	65.64	73.38	2.423	11.895	90
2,500,000.01 - 3,000,000.00	1	2,999,959.21	1.05	6.540000	669.0	60.00	60.00	2.250	11.540	83
over 4,500,000.00	1	5,000,000.00	1.76	6.625000	774.0	35.71	35.71	2.500	11.625	83
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $474,820.

Cut-off Date Stated Principal Balance(1)-Pool 2

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	21	$1,533,060.39	0.54%	7.104156	740.3	71.11	71.11	2.250	12.104	85
100,000.01 - 200,000.00	90	14,116,254.56	4.96	7.034746	724.1	76.70	77.49	2.250	12.035	87
200,000.01 - 300,000.00	103	26,280,753.90	9.23	7.078451	725.7	78.30	79.04	2.250	12.090	90
300,000.01 - 400,000.00	64	22,448,426.84	7.88	7.018385	724.7	76.94	77.84	2.242	12.018	95
400,000.01 - 500,000.00	98	44,902,001.82	15.77	6.856626	738.5	74.23	74.35	2.250	11.857	89
500,000.01 - 600,000.00	89	48,586,127.02	17.06	6.825374	730.3	73.17	73.49	2.250	11.825	89
600,000.01 - 700,000.00	50	32,323,794.94	11.35	6.814404	739.3	73.14	75.08	2.250	11.814	88
700,000.01 - 800,000.00	22	16,540,089.96	5.81	6.787259	736.1	68.63	69.98	2.239	11.787	89
800,000.01 - 900,000.00	15	12,780,156.98	4.49	6.894048	732.5	70.52	72.09	2.283	11.894	90
900,000.01 - 1,000,000.00	19	18,551,327.31	6.51	6.791563	743.4	61.08	61.61	2.250	11.792	91
1,000,000.01 - 1,100,000.00	9	9,715,903.71	3.41	6.944578	699.8	66.44	66.44	2.250	11.945	87
1,100,000.01 - 1,200,000.00	3	3,468,500.00	1.22	6.616351	698.6	59.84	59.84	2.334	11.616	83
1,200,000.01 - 1,300,000.00	3	3,876,764.78	1.36	6.610089	769.4	51.98	51.98	2.250	11.610	82
1,300,000.01 - 1,400,000.00	3	4,129,433.57	1.45	6.989742	740.2	71.61	80.47	2.250	11.990	94
1,400,000.01 - 1,500,000.00	2	2,960,310.46	1.04	7.068366	772.8	66.20	66.20	2.500	12.068	101
1,500,000.01 - 2,000,000.00	8	14,583,313.70	5.12	6.919191	731.3	66.15	74.57	2.439	11.919	91
2,500,000.01 - 3,000,000.00	1	2,999,959.21	1.05	6.540000	669.0	60.00	60.00	2.250	11.540	83
over 4,500,000.00	1	5,000,000.00	1.76	6.625000	774.0	35.71	35.71	2.500	11.625	83
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $473,870.

Current Rate-Pool 2

Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
6.001 - 6.500	4	$2,441,520.00	0.86%	6.440918	724.9	73.51	73.51	2.250	11.441	96
6.501 - 7.000	439	224,678,864.96	78.89	6.758279	736.5	70.26	71.50	2.269	11.760	88
7.001 - 7.500	115	43,992,536.15	15.45	7.237998	725.0	73.65	75.19	2.268	12.238	95
7.501 - 8.000	36	12,400,027.05	4.35	7.712595	694.0	76.52	76.52	2.250	12.713	100
8.001 - 8.500	6	1,000,030.99	0.35	8.239611	738.4	90.27	90.27	2.250	13.240	96
10.001 - 10.500	1	283,200.00	0.10	10.313000	585.0	80.00	80.00	2.250	15.313	82
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 6.880%.

Original Term (Months)-Pool 2

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
240	1	$479,691.33	0.17%	7.125000	723.0	16.22	16.22	2.250	12.125	83
300	1	908,808.30	0.32	6.625000	747.0	65.00	65.00	2.250	11.625	83
360	599	283,407,679.52	99.51	6.880350	732.6	71.28	72.50	2.268	11.881	90
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Remaining Term to Maturity(1)-Pool 2

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
236 - 240	1	$479,691.33	0.17%	7.125000	723.0	16.22	16.22	2.250	12.125	83
296 - 300	1	908,808.30	0.32	6.625000	747.0	65.00	65.00	2.250	11.625	83
351 - 355	10	3,924,699.62	1.38	6.743257	729.7	78.68	78.68	2.269	11.819	91
356 - 360	589	279,482,979.90	98.13	6.882275	732.7	71.18	72.41	2.268	11.882	90
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 358.

Age-Pool 2

Age (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	82	$35,501,776.71	12.47%	7.041629	726.6	75.01	75.23	2.250	12.042	91
1	314	169,406,633.31	59.48	6.876991	734.5	69.91	71.22	2.272	11.877	89
2	120	49,512,279.48	17.39	6.841407	731.6	70.61	72.38	2.276	11.841	92
3	51	15,101,735.35	5.30	6.781688	723.4	74.90	76.16	2.244	11.782	87
4	24	11,349,054.68	3.98	6.764472	741.6	72.85	73.56	2.263	11.764	84
5	7	2,824,302.99	0.99	6.763573	714.1	78.28	78.28	2.250	11.764	96
6	2	878,000.00	0.31	6.707859	777.0	79.99	79.99	2.334	12.045	78
7	1	222,396.63	0.08	6.625000	740.0	78.59	78.59	2.250	11.625	77
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Credit Score(1)-Pool 2

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Not Available	1	$120,000.00	0.04%	8.500000	N/A	59.41	59.41	2.250	13.500	118
1 - 600	3	1,064,200.00	0.37	7.832087	578.4	67.97	67.97	2.250	12.832	104
601 - 620	5	3,299,858.42	1.16	6.920661	612.8	61.79	61.79	2.250	11.921	86
621 - 640	19	7,809,313.78	2.74	7.057799	628.8	74.17	74.17	2.303	12.058	92
641 - 660	27	9,757,324.89	3.43	7.022309	651.7	74.48	77.36	2.288	12.022	90
661 - 680	46	23,409,258.09	8.22	6.835291	670.9	70.08	71.22	2.250	11.835	91
681 - 700	55	28,243,792.76	9.92	6.976164	691.9	70.50	71.33	2.258	11.976	95
701 - 720	79	35,587,850.91	12.50	6.904913	709.8	74.37	74.37	2.262	11.905	90
721 - 740	89	36,517,018.28	12.82	6.910720	731.0	74.59	75.05	2.248	11.911	88
741 - 760	88	40,702,015.16	14.29	6.868046	751.5	73.32	73.78	2.285	11.868	89
761 - 780	90	48,946,645.54	17.19	6.800561	770.9	67.89	70.23	2.289	11.801	88
781 - 800	76	38,512,157.01	13.52	6.799068	789.3	69.03	70.88	2.261	11.807	87
801 - 820	23	10,826,744.31	3.80	6.850450	807.8	65.60	69.95	2.250	11.850	88
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 733. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 2

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	3	$924,447.58	0.32%	6.879141	719.0	17.58	17.58	2.250	11.879	83
20.01 - 30.00	5	3,628,963.78	1.27	6.734094	767.4	26.30	26.30	2.250	11.734	93
30.01 - 40.00	11	8,684,317.90	3.05	6.648985	744.5	35.72	35.72	2.394	11.649	83
40.01 - 50.00	18	9,716,360.32	3.41	6.781404	745.5	46.71	46.71	2.280	11.781	87
50.01 - 60.00	29	20,620,032.91	7.24	6.782582	728.1	57.35	57.35	2.270	11.783	86
60.01 - 70.00	85	58,792,155.30	20.64	6.845727	727.0	66.89	66.89	2.292	11.846	90
70.01 - 75.00	43	26,136,299.35	9.18	6.852137	733.2	73.12	73.33	2.269	11.852	94
75.01 - 80.00	362	138,096,255.41	48.49	6.925118	732.3	79.51	79.63	2.255	11.927	89
80.01 - 85.00	2	475,000.00	0.17	6.580263	761.6	76.31	83.33	2.250	11.580	82
85.01 - 90.00	21	7,594,823.07	2.67	7.132415	730.0	79.93	89.28	2.250	12.132	87
90.01 - 95.00	7	2,169,154.00	0.76	7.149216	761.9	80.62	94.04	2.250	12.149	93
95.01 - 100.00	15	7,958,369.53	2.79	6.835053	740.8	71.38	99.08	2.186	11.835	92
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 72.38%.

Original Effective LTV(1)-Pool 2

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	3	$924,447.58	0.32%	6.879141	719.0	17.58	17.58	2.250	11.879	83
20.01 - 30.00	5	3,628,963.78	1.27	6.734094	767.4	26.30	26.30	2.250	11.734	93
30.01 - 40.00	11	8,684,317.90	3.05	6.648985	744.5	35.72	35.72	2.394	11.649	83
40.01 - 50.00	19	9,876,360.32	3.47	6.778870	744.1	46.76	47.57	2.279	11.779	87
50.01 - 60.00	31	23,098,032.91	8.11	6.813267	735.5	57.20	60.37	2.268	11.813	85
60.01 - 70.00	100	68,330,394.06	23.99	6.833052	729.0	67.21	70.79	2.279	11.833	91
70.01 - 75.00	43	26,525,080.35	9.31	6.843096	734.6	73.25	74.01	2.269	11.843	94
75.01 - 80.00	360	136,417,855.41	47.90	6.927315	732.3	79.62	79.62	2.255	11.929	89
80.01 - 85.00	1	225,000.00	0.08	6.625000	710.0	83.33	83.33	2.250	11.625	81
85.01 - 90.00	19	5,431,423.07	1.91	7.167697	704.9	89.41	89.41	2.250	12.168	89
90.01 - 95.00	5	920,353.00	0.32	7.726604	754.3	95.00	95.00	2.250	12.727	92
95.01 - 100.00	4	733,950.77	0.26	7.574250	725.5	100.00	100.00	2.250	12.574	95
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 2 is expected to be approximately 71.17%.

Occupancy Type(1)-Pool 2

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	511	$240,163,964.25	84.33%	6.870514	729.1	71.47	72.14	2.269	11.872	89
Secondary	53	34,218,091.09	12.01	6.850470	760.7	69.71	74.44	2.263	11.850	89
Investment	37	10,414,123.81	3.66	7.194346	723.1	69.06	71.08	2.250	12.194	93
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 2

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	333	$163,373,611.65	57.37%	6.882524	728.5	70.45	71.16	2.274	11.884	90
PUD	124	65,861,658.83	23.13	6.875572	738.6	70.91	73.47	2.258	11.876	91
Condominium	121	44,509,339.93	15.63	6.858321	742.4	74.99	76.20	2.257	11.858	88
Co-op	9	6,097,461.30	2.14	6.718055	717.4	63.04	63.04	2.298	11.718	86
2-4 Family	14	4,954,107.44	1.74	7.246693	722.9	73.87	75.49	2.250	12.247	85
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Loan Purpose-Pool 2

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	397	$172,506,542.89	60.57%	6.895502	737.9	74.43	75.80	2.262	11.897	88
Cash-out	132	75,202,789.32	26.41	6.849014	715.4	65.55	66.94	2.273	11.849	90
Rate / Term Refi	71	36,697,525.69	12.89	6.872023	742.9	67.57	67.72	2.283	11.872	94
Construction to Perm	1	389,321.25	0.14	6.710000	790.0	46.43	46.43	2.250	11.710	81
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Loan Documentation-Pool 2

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full	176	$103,142,705.27	36.22%	6.800271	724.4	68.24	70.81	2.292	11.803	90
Simply Signature	212	91,977,854.95	32.30	6.834151	751.1	73.87	73.87	2.258	11.834	85
Full Asset/Stated Income	108	41,867,812.10	14.70	7.084038	707.2	76.70	76.70	2.250	12.084	96
No Income Verifier	28	14,262,896.04	5.01	6.873737	748.5	67.45	67.45	2.250	11.874	87
Full Asset/No Income	14	11,310,145.28	3.97	6.700166	777.1	51.50	54.34	2.250	11.700	86
Stated Income/Stated Asset	38	11,185,642.06	3.93	7.455241	679.7	78.90	78.90	2.250	12.455	101
Alternative	11	5,969,437.25	2.10	6.713411	762.8	67.43	75.64	2.250	11.713	93
Preferred	3	1,686,588.87	0.59	6.672433	756.1	75.34	75.34	2.250	11.672	80
Stated Documentation	5	1,416,650.00	0.50	7.350461	705.9	79.03	79.03	2.250	12.350	90
Asset Verification	3	1,050,750.00	0.37	7.020610	694.0	71.11	71.11	2.250	12.021	95
No Documentation	2	493,787.33	0.17	7.200513	698.3	83.28	83.28	2.250	12.201	81
Reduced	1	431,910.00	0.15	6.750000	663.0	90.00	90.00	2.250	11.750	115
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Lien-Pool 2

Lien position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Geographic Distribution of Mortgaged Properties(1)-Pool 2

State	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
West Virginia	1	$125,894.32	0.04%	6.750000	766.0	39.88	39.88	2.250	11.750	80
Oklahoma	1	182,000.00	0.06	6.875000	748.0	80.00	80.00	2.250	11.875	119
Alaska	1	200,000.00	0.07	6.625000	628.0	80.00	80.00	2.250	11.625	80
Kansas	1	330,818.61	0.12	6.625000	758.0	80.00	80.00	2.250	11.625	80
Arkansas	2	359,784.00	0.13	6.875000	761.9	80.00	80.00	2.250	11.875	82
North Carolina	2	378,700.00	0.13	6.736401	726.1	81.78	81.78	2.250	11.736	82
Alabama	1	388,000.00	0.14	6.625000	764.0	80.00	80.00	2.250	11.625	82
Tennessee	1	417,600.00	0.15	6.801000	633.0	77.33	77.33	2.250	11.801	119
Idaho	1	479,691.33	0.17	7.125000	723.0	16.22	16.22	2.250	12.125	83
New Mexico	2	520,000.00	0.18	7.030000	689.7	78.22	78.22	2.250	12.030	83
Utah	2	540,000.00	0.19	6.936704	727.6	80.00	80.00	2.250	11.937	83
Wisconsin	3	586,418.02	0.21	7.255688	688.4	83.53	83.53	2.250	12.256	82
Ohio	4	731,770.90	0.26	6.989762	747.9	79.96	79.96	2.250	11.990	82
New Hampshire	2	792,000.00	0.28	6.750000	722.1	77.88	77.88	2.250	11.750	80
Missouri	3	801,556.18	0.28	7.406203	733.6	78.70	88.77	2.166	12.406	94
Indiana	2	836,000.00	0.29	6.619153	776.5	73.59	95.51	2.250	11.619	82
Louisiana	3	846,597.00	0.30	7.020825	669.3	79.86	79.86	2.250	12.021	83
District of Columbia	2	879,000.00	0.31	7.310722	750.2	79.41	79.41	2.250	12.311	83
Delaware	3	882,000.00	0.31	7.268707	732.2	80.00	80.00	2.250	12.269	96
Kentucky	2	1,671,000.00	0.59	7.401759	763.9	64.13	64.13	2.474	12.402	115
Minnesota	7	2,546,272.00	0.89	6.979760	747.1	73.78	75.05	2.250	11.980	101
Maine	2	2,555,000.00	0.90	6.821384	756.0	66.92	92.33	2.250	11.821	105
Pennsylvania	9	2,760,059.63	0.97	6.855155	656.2	67.85	67.85	2.250	11.855	91
Texas	7	2,978,658.76	1.05	6.805327	724.0	74.41	89.36	2.133	11.805	83
South Carolina	8	3,089,036.20	1.08	6.923344	721.4	75.13	75.13	2.250	11.923	99
Oregon	8	3,790,075.78	1.33	6.746986	768.6	77.19	77.19	2.250	11.747	82
Hawaii	6	3,856,020.00	1.35	6.816178	729.5	68.48	69.88	2.250	11.816	101
Nevada	11	4,999,215.00	1.76	6.760071	726.5	68.15	68.15	2.250	11.760	83
Washington	13	5,047,962.36	1.77	6.788690	710.6	75.83	75.83	2.250	11.789	85
Connecticut	11	5,104,000.00	1.79	7.155741	680.6	70.05	70.05	2.331	12.156	89
Massachusetts	14	5,367,833.18	1.88	6.903419	756.6	69.09	69.09	2.250	11.903	83
Georgia	13	5,865,439.54	2.06	6.710357	722.3	71.54	77.39	2.250	11.710	85
Maryland	20	7,929,496.70	2.78	6.957903	747.1	76.45	76.45	2.250	11.958	96
Illinois	23	8,956,864.49	3.15	6.797176	728.2	73.58	74.81	2.240	11.797	83
Michigan	28	9,297,173.44	3.26	6.858911	731.9	71.92	71.92	2.298	11.859	87
Colorado	11	9,828,607.34	3.45	6.737667	769.5	53.36	54.17	2.377	11.738	85
Arizona	17	10,459,481.57	3.67	6.993121	743.9	65.61	75.54	2.250	11.993	95
Virginia	30	10,892,679.47	3.82	6.959918	729.2	72.86	74.89	2.250	11.960	87
New Jersey	33	19,130,031.27	6.72	6.816908	723.5	66.72	66.72	2.244	11.832	88
New York	50	28,718,809.35	10.08	6.835105	729.7	68.22	68.22	2.273	11.835	89
Florida	74	33,335,629.89	11.71	6.864552	737.8	73.25	73.92	2.287	11.865	87
California	167	86,339,002.82	30.32	6.903024	732.7	73.42	73.42	2.266	11.903	91
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut off Date, no more than approximately 1.76% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 2

Original Prepayment Penalty Term (Years)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
3	4	$1,320,000.00	0.46%	7.504924	696.6	79.76	79.76	2.250	12.505	104
None	597	283,476,179.15	99.54	6.877037	732.8	71.13	72.35	2.268	11.878	89
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Prepayment Penalty Remaining Term-Pool 2

Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	597	$283,476,179.15	99.54%	6.877037	732.8	71.13	72.35	2.268	11.878	89
31 - 35	1	460,000.00	0.16	7.500000	693.0	80.00	80.00	2.250	12.500	83
36 - 40	3	860,000.00	0.30	7.507558	698.5	79.63	79.63	2.250	12.508	114
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Seller-Pool 2

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
American Home	1	$1,300,000.00	0.46%	6.500000	764.0	73.00	73.00	2.250	11.500	80
Chase Mortgage	324	159,238,914.11	55.91	6.825164	740.3	71.76	71.76	2.284	11.825	87
Countrywide Home Loans	6	3,302,498.87	1.16	6.682983	749.9	78.42	78.42	2.250	11.683	84
CTX	15	5,296,224.99	1.86	6.850610	726.4	74.93	74.93	2.250	11.851	100
GreenPoint Mortgage	6	1,888,650.00	0.66	7.419072	700.9	79.10	79.10	2.250	12.419	98
Johnson Bank	1	475,000.00	0.17	7.000000	780.0	73.08	73.08	2.250	12.000	118
Market Street	1	298,000.00	0.10	6.875000	694.0	74.50	74.50	2.250	11.875	116
PHH Mortgage	246	112,700,891.18	39.57	6.960028	721.7	69.74	72.81	2.247	11.960	93
Weichert	1	296,000.00	0.10	6.625000	781.0	80.00	80.00	2.500	12.625	78
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Primary Servicer-Pool 2

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Mortgage	342	$166,429,139.10	58.44%	6.823167	740.0	71.89	71.89	2.283	11.825	87
Countrywide Home Loans	6	3,302,498.87	1.16	6.682983	749.9	78.42	78.42	2.250	11.683	84
GreenPoint Mortgage	6	1,888,650.00	0.66	7.419072	700.9	79.10	79.10	2.250	12.419	98
Johnson Bank	1	475,000.00	0.17	7.000000	780.0	73.08	73.08	2.250	12.000	118
PHH Mortgage	246	112,700,891.18	39.57	6.960028	721.7	69.74	72.81	2.247	11.960	93
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

PMI Coverage-Pool 2

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
None	572	$277,485,452.31	97.43%	6.869877	733.2	70.64	71.89	2.268	11.871	89
12	1	225,000.00	0.08	6.625000	710.0	83.33	83.33	2.250	11.625	81
25	5	1,884,061.65	0.66	6.893355	722.0	90.00	90.00	2.250	11.893	90
30	15	3,768,616.42	1.32	7.309682	700.2	89.44	89.44	2.250	12.310	91
35	8	1,433,048.77	0.50	7.722159	737.0	97.56	97.56	2.250	12.722	89
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

PMI Company-Pool 2

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMG Mortgage Insurance	1	$221,255.00	0.08%	7.250000	771.0	95.00	95.00	2.250	12.250	119
General Electric	10	2,724,263.12	0.96	7.197612	698.4	90.00	90.00	2.250	12.198	83
No Insurance	572	277,485,452.31	97.43	6.869877	733.2	70.64	71.89	2.268	11.871	89
PMI Group	1	618,499.95	0.22	6.875000	795.0	90.00	90.00	2.250	11.875	83
Radian	4	831,550.00	0.29	7.377405	709.9	94.30	94.30	2.250	12.377	93
Republic Mortgage Insurance Corp	1	431,910.00	0.15	6.750000	663.0	90.00	90.00	2.250	11.750	115
United Guranty Insurance	12	2,483,248.77	0.87	7.481007	714.2	91.03	91.03	2.250	12.481	91
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Interest Only (y/n)-Pool 2

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	510	$245,122,414.08	86.07%	6.874457	732.7	71.01	72.34	2.261	11.876	90
Non-IO	91	39,673,765.07	13.93	6.913870	732.6	72.16	72.64	2.309	11.914	85
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Interest-only term (orig)-Pool 2

Interest-only term (orig) (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	91	$39,673,765.07	13.93%	6.913870	732.6	72.16	72.64	2.309	11.914	85
120	487	234,847,202.11	82.46	6.878442	732.3	70.83	72.02	2.263	11.880	91
84	23	10,275,211.97	3.61	6.783386	740.4	75.14	79.77	2.228	11.783	81
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Remaining interest-only term -Pool 2

Remaining Interest-only Term (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N.A	91	$39,673,765.07	13.93%	6.913870	732.6	72.16	72.64	2.309	11.914	85
114	1	296,000.00	0.10	6.625000	781.0	80.00	80.00	2.500	12.625	78
115	4	1,869,660.00	0.66	6.769238	704.5	80.53	80.53	2.250	11.769	104
116	14	6,656,079.76	2.34	6.782230	729.4	73.16	74.37	2.240	11.782	87
117	36	11,097,007.80	3.90	6.795830	718.5	74.61	75.33	2.250	11.796	89
118	97	40,302,722.49	14.15	6.853401	732.9	70.36	71.63	2.273	11.853	94
119	271	145,623,667.35	51.13	6.875713	734.8	69.50	70.91	2.264	11.876	90
120	64	29,002,064.71	10.18	6.990258	726.4	75.41	75.68	2.250	11.990	92
77	1	222,396.63	0.08	6.625000	740.0	78.59	78.59	2.250	11.625	77
78	1	582,000.00	0.20	6.750000	775.0	79.99	79.99	2.250	11.750	78
79	3	954,642.99	0.34	6.752479	733.0	73.87	73.87	2.250	11.752	79
80	6	3,396,422.66	1.19	6.724563	757.1	71.02	71.02	2.312	11.725	80
81	2	604,438.73	0.21	6.585534	638.2	77.86	96.07	2.098	11.586	81
82	5	2,627,418.76	0.92	6.808422	746.5	74.67	88.60	2.117	11.808	82
83	4	1,255,892.20	0.44	7.006219	722.3	81.60	81.60	2.250	12.006	83
84	1	632,000.00	0.22	6.875000	739.0	80.00	80.00	2.250	11.875	84
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Margin(1)-Pool 2

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.000	5	$3,139,120.76	1.10%	6.691818	741.4	73.37	91.10	2.000	11.692	84
2.250	583	258,983,917.59	90.94	6.888169	732.0	72.06	73.19	2.250	11.888	90
2.500	12	21,825,888.97	7.66	6.819347	738.9	59.86	59.86	2.500	11.833	88
2.750	1	847,251.83	0.30	6.625000	745.0	80.00	80.00	2.750	11.625	82
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.268%.

Maximum Mortgage Rate(1)-Pool 2

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
11.001 - 11.250	1	$511,000.00	0.18%	6.250000	637.0	66.80	66.80	2.250	11.250	118
11.251 - 11.500	3	1,930,520.00	0.68	6.491453	748.2	75.29	75.29	2.250	11.491	90
11.501 - 11.750	257	140,434,233.35	49.31	6.672021	740.5	68.50	69.74	2.271	11.672	83
11.751 - 12.000	181	83,948,631.61	29.48	6.903046	729.8	73.19	74.42	2.266	11.903	95
12.001 - 12.250	80	31,762,999.69	11.15	7.163798	727.7	73.24	75.37	2.263	12.164	95
12.251 - 12.500	35	12,229,536.46	4.29	7.430711	718.0	74.72	74.72	2.281	12.431	97
12.501 - 12.750	24	8,976,670.99	3.15	7.597337	698.5	77.26	77.26	2.258	12.630	100
12.751 - 13.000	13	3,719,356.06	1.31	7.904215	690.1	75.00	75.00	2.250	12.904	99
13.001 - 13.250	5	880,030.99	0.31	8.204105	738.4	94.48	94.48	2.250	13.204	93

13.251 - 13.500

	1	120,000.00	0.04	8.500000	N/A	59.41	59.41	2.250	13.500	118
15.251 - 15.500	1	283,200.00	0.10	10.313000	585.0	80.00	80.00	2.250	15.313	82
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 11.881%.

Index-Pool 2

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
LIBOR_1YR	569	$274,170,162.92	96.27%	6.882930	732.6	70.96	72.02	2.271	11.884	90
LIBOR_6MO	32	10,626,016.23	3.73	6.802992	734.4	76.39	81.62	2.176	11.803	85
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90

Months To Roll-Pool 2

Months To Roll	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
115	3	$1,294,660.00	0.45%	6.833299	681.2	81.55	81.55	2.250	11.833	115
116	4	1,213,569.02	0.43	6.934037	733.1	71.80	78.45	2.195	11.934	116
117	7	2,578,606.15	0.91	7.066953	719.7	74.64	74.64	2.250	12.067	117
118	30	13,681,643.40	4.80	6.980895	722.4	70.70	71.36	2.287	11.981	118
119	52	28,020,384.83	9.84	7.117266	725.5	72.48	74.70	2.263	12.117	119
120	18	7,337,489.71	2.58	7.201823	711.9	74.66	74.66	2.250	12.202	120
77	1	222,396.63	0.08	6.625000	740.0	78.59	78.59	2.250	11.625	77
78	2	878,000.00	0.31	6.707859	777.0	79.99	79.99	2.334	12.045	78
79	4	1,529,642.99	0.54	6.704559	742.0	75.51	75.51	2.250	11.705	79
80	20	10,135,485.66	3.56	6.744169	742.6	72.98	72.98	2.271	11.744	80
81	44	12,523,129.20	4.40	6.722950	724.2	74.96	76.47	2.243	11.723	81
82	90	35,830,636.08	12.58	6.788145	735.1	70.57	72.77	2.273	11.788	82
83	262	141,386,248.48	49.64	6.829373	736.3	69.40	70.54	2.273	11.829	83
84	64	28,164,287.00	9.89	6.999895	730.4	75.10	75.38	2.250	12.000	84
Total	601	$284,796,179.15	100.00%	6.879947	732.7	71.17	72.38	2.268	11.881	90